                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------


                                   FORM 8-K/A



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 23, 1998
                                                 -------------------------

                        RIBOZYME PHARMACEUTICALS, INC.
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              (Exact name of registrant as specified in charter)



      Colorado                    0-27914                   34-1697351
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  (State or other               (Commission               (IRS employer
  jurisdiction of               file number)              identification no.)
  incorporation
  or organization)


               2590 Wilderness Place, Boulder, Colorado        80301
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               (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (303) 449-6500
                                                   --------------

                                    N/A
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         (Former name or former address, if changed since last report.)

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     5. Other Events

     On November 23, 1998, Ribozyme Pharmaceuticals, Inc. (the "Company"), finalized and entered into a Participation Agreement with Atugen Biotechnology GmbH, a German company ("Atugen"), BB Bioventures L.P., and the following individuals: Dr. Ralph E. Christoffersen, Mr. Lawrence E. Bullock, Dr. Nassim Usman, Dr. James Thompson, Ms. Alene Holzman, Dr. Thomas H. Rossing, Dr. Jorg Potzsch and Dr. Thomas Walther. The Company and Atugen also entered into the following agreements related to the Participation Agreement: (1) License Agreement, (2) Manufacturing and Supply Agreement and Sublicense and (3) Service Agreement.


                                    EXHIBITS

     99.1 Participation Agreement dated August 24, 1998 among Atugen Biotechnology GmbH, the Company, BB Bioventures L.P. and certain founders
     99.2 Amendment to Participation Agreement dated November 23, 1998 among Atugen Biotechnology GmbH, the Company, BB Bioventures L.P. and certain founders
     99.3 License Agreement dated November 23, 1998 between Atugen Biotechnology GmbH and the Company
     99.4 Manufacturing and Supply Agreement and Sublicense dated November 23, 1998 between Atugen Biotechnology GmbH and the Company
     99.5 Service Agreement dated November 23, 1998 between Atugen Biotechnology GmbH and the Company

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RIBOZYME PHARMACEUTICALS, INC.


DATE: June 9, 1999                  By: /s/ DR. RALPH E. CHRISTOFFERSEN
      ------------                  -----------------------------------------
                                    Dr. Ralph E. Christoffersen, President

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